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                                  EXHIBIT 99.1

                                               Financial Contact: Joel Kimbrough
                                                                    901.385.3621
                                        Investor Relations Contact: Kerry Finney
                                                                    901.381.7442

For Immediate Release

ACCREDO HEALTH ANNOUNCES REVISED ESTIMATES FOR ITS FISCAL YEAR ENDING JUNE 30, 2003 AND EXAMINATION OF CERTAIN ACQUIRED ACCOUNTS RECEIVABLE

MEMPHIS, TN, APRIL 8, 2003 - Accredo Health, Incorporated, (NASDAQ:ACDO) announced today that it is revising its previously announced fiscal year 2003 revenue estimate of a range of $1.40 billion to $1.45 billion to a range of $1.35 billion to $1.37 billion and its previously announced fiscal year 2003 earnings per share estimate of a range of $1.33 to $1.38 to a range of $1.20 to $1.25 per share. The Company has revised its estimates based on its preliminary results from its fiscal third quarter ending March 31, 2003, which results remain subject to finalization.

The Company also announced today that it is examining the adequacy of the reserves of the accounts receivable that it acquired on June 13, 2002 as part of its purchase of the Specialty Pharmaceutical Services (SPS) division of Gentiva Health Services, Inc. Company management is currently in discussions with Gentiva management and Accredo's external auditors concerning the adequacy of the reserves. The Company's review could result in an adjustment to the purchase price recorded by the Company or in a charge against the Company's fiscal 2003 earnings. The Company's revised estimates in the preceding paragraph do not take into account any potential results of this review.

The Company expects to provide further information regarding its review of the SPS accounts receivable on or before its previously announced earnings call on May 5, 2003.

Accredo Health, Incorporated provides specialized pharmacy and related services pursuant to agreements with biotechnology drug manufacturers relating to the treatment of patients with certain costly, chronic diseases. The Company's services include collection of timely drug utilization and patient compliance information, patient education and monitoring through the use of written materials and telephonic consultation, reimbursement expertise and overnight drug delivery.

Certain of the statements in the preceding paragraphs, particularly those anticipating future financial performance and business prospects, constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as

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anticipate, believe, could, estimate, expect, intend, predict, hope or similar expressions. Such statements, which include estimated financial information or results, are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the final results of the Company's examination of the matters addressed in this press release and its fiscal third quarter, the loss of a biopharmaceutical relationship, our inability to sell existing products, difficulties integrating the SPS division, the impact of pharmaceutical industry regulation, the difficulty of predicting FDA and other regulatory authority approvals, the regulatory environment and changes in healthcare policies and structure, acceptance and demand for new pharmaceutical products and new therapies, the impact of competitive products and pricing, the ability to obtain products from suppliers, reliance on strategic alliances, the ability to expand through joint ventures and acquisitions, the ability to maintain pricing arrangements with suppliers that preserve margins, the need for and ability to obtain additional capital, the seasonality and variability of operating results, the Company's ability to implement its strategies and achieve its objectives and the risks and uncertainties described in reports filed by Accredo with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, including without limitation, cautionary statements under the heading "Risk Factors" made in Accredo's 2002 Annual Report on Form 10-K.